[2017] JiangXI Rular Credit Union Rular Commercial Bank No. 1792577017033010030001

Current fund loan contract

Borrower: Jiangxi Fuzhiyuan Biological Technology Co., Ltd.

Credit rating: ______________________________________

Lender:________________________________________

Lender: JiangXi Rular Credit Union & Rular Commercial Bank

Current fund loan contract

[2017] Wan Nong commercial bank loan No. 1792577017033010030001

Borrower: Jiangxi Fuzhiyuan Biological Technology Co., Ltd.

Business license number: 91360828058846148R

Credit card number: 3608280000030019

Legal representative: Qiu Peng

Domicile: two phase of Wan An County Industrial Park

Zip code: 343800

Basic account opening financial institution and account number:———

Account and account number of the lender: 179257650000052946

Phone: 18679687668

fax: ——

Lender: business department of jiangsiwan rural commercial bank co. LTD

Legal representative/person in charge: zeng ping hua

Place of residence: no. 668, wuyun road, Wanan County

Zip code: 343800

Telephone: 0796-5703777

fax:————

The borrower and the lender have reached an agreement on the issuance of liquidity loans to the borrower through equal consultation, and the contract is hereby entered into.

Article 1 amount

Currency of borrowing: people’s currency.

Amount of loan: (capital) Ten million yuan.

(lower case) ¥10000000.00yuan

Article 2 term

Borrowing period: 12 months/day, since March 30, 2017 and ends on March 28, 2018, borrowing from the actual withdrawal date (and handle the loan certificate, hereinafter the same) date, actual borrowing period and the date of the loan certificate shall prevail; the term of borrowing shall be calculated from the first actual withdrawal date.

The borrower should make the withdrawal in strict accordance with the agreed time, the actual withdrawal date is later than the agreed withdrawal time, the borrower should repay the repayment time as agreed in this contract.

Article 3 use

Use of borrowing: Working capital turnover.

Without the written consent of the lender, the borrower shall not alter the use of the loan, and the borrower shall not divert the loan to him, and the lender shall have the right to supervise the use of the money.

Article 4 borrowing rates and accruing interest

1. loan interest rate

The loan interest rate is the following first kinds;

(1) The fixed interest rate, the annual interest rate of 6.3% (monthly interest rate for —-%). The interest rate remains unchanged during the period of validity of this contract.

(2) The floating interest rate, loan interest rate benchmark interest rate to determine the floating range. The benchmark interest rate for cash and second agreed borrowing period corresponding to grade of the people bank Chinese benchmark lending rate, the floating range (- / - / - float float zero) (choose one) ————%, within the validity period of the contract floating rate unchanged. In the event that the people’s Bank of China adjusts the benchmark loan interest rate and the loan interest rate, the relevant regulations of the people’s Bank of China shall be handled, and the lender will not notify the borrower otherwise.

2. Interest calculation

Interest from the actual cash withdrawal date, according to the actual amount of the amount of cash used to calculate the box.

Interest calculation formula: interest = principal * actual days = daily interest rate.

The daily interest rate calculation base is 360 days a year, conversion formula: daily interest = annual interest rate /360.

3. The way of interest

The first clock according to the following information;

The quarterly income statements, quarterly 20 days at the end of the month for JieXi day, 21 days for the payment date.

The monthly income, 20 of the monthly interest settlement date, payment date for 21 days.

If the final repayment date of the principal of the loan is not on the date of interest payment, the final repayment date of the principal of the loan is the interest payment day, and the borrower shall pay all the payable interest.

4. Impose a punitive interest

(1) If the borrower is not in accordance with the agreed period of repayment of overdue part from the date according to the overdue loans impose a punitive interest rate of interest, interest until settlement date;

(2) If the borrower fails to use the loan for the stipulated purpose, will divert part from the date according to the misappropriation of loans impose a punitive interest rate of recovery rate, until the repayment of principal and interest;

(3) According to both the overdue loans and misappropriation, misappropriation of loans in accordance with the penalty interest rate of interest;

(4) If the borrower fails to pay the interest and penalty in the third paragraph of this article, the agreed settlement methods stipulated in this penalty rate and the recovery of profits;

(5) The charged penalty interest and compound interest, and loan interest rate adjustment contract, self-regulating all day according to the adjusted rate calculation of penalty interest and compound interest;

(6) It would impose a punitive interest rate

The overdue loan interest penalty interest rate is 50% of the loan interest rate stipulated in the first paragraph of this article; the interest rate of the loan interest penalty is the first clause of this article, and the loan interest rate level is increased by 100%.

Article 5 drawing conditions

The withdrawal of the borrower must meet the following conditions, otherwise the lender is not obligated to grant any money to the borrower, except that the lender agrees to advance the loan:

1, The contract and its annex have entered into force;

2, The borrower has reserved to the lender the documents, documents, seals, personnel lists and signature samples relating to the conclusion and performance of the contract, and completed the relevant vouchers;

3, The borrower has opened the necessary account for performing the contract according to the requirements of the lender;

4, On several bank working days before the withdrawal of the funds, the written draft of the loan to the lender and the proof of the use of the loan have not been seen. The certificate of use provided by the borrower is consistent with the agreed use, and the relevant drawing procedures shall be carried out;

5, The borrower has submitted to the lender the resolution and authorization of the board of directors or other competent authorities to agree to sign and implement the contract;

6, according to the requirements of the relevant regulatory and lender management, more than a certain amount or meet other conditions of borrowing, a trustee payment should be made by the lender, according to the borrower’s application for withdrawal and payment will be paid to the principal, loan payment in accordance with the agreed purpose of the contract object;

7, besides the credit loan, the borrower has provided the corresponding guarantee according to the lender’s request, and has completed the related guarantee procedure;

8, No breach of contract under the contract or other contract signed by the borrower and the lender;

9, Legal provisions and other drawing conditions agreed by both parties:________________________

Article 6 Withdrawals time and mode

1. The borrower should be the following kind of time and way to withdraw money1 July one-time withdrawal.

(1) One day at the date of withdrawal.

(2) Raise the loan from the date of the date.

(3) The borrower shall make an application in installments according to the actual demand (recycling loan), and the first loan must be withdrawn before the date of the year.

2. More than the above time is not used, the lender has the right to cancel all or part of the loan amount.

3. The withdrawal date In case of legal holidays, borrowers, lenders can be based on the actual situation, extended to the first working day after the holiday.

Article 7 Circular Loan Special Agreement (Optional Clause, Application of this Article[  ] Not applicable)

1, The borrowings under this contract can be recycled, the amount of borrowings and borrowings mentioned above is the cycle of the amount of loans and the amount of the use of the loan cycle, which cycle borrowing period from the date of entry into force of this contract.

2, In the cycle of borrowing period of use, the borrower at any point in the sum of the loan balance shall not exceed the amount of circular loans; any withdrawal of the withdrawal date shall not exceed the cycle of borrowing period of use.

3, The lender should be based on the borrower production and operation of the size and cycle characteristics, a reasonable set of each cycle of borrowing and borrowing period.

4, Since the date of signing this contract, the borrower for three consecutive months without any withdrawal, the lender has the right to cancel the cycle of borrowing.

Article 8 Payment of loan amount

1, The loan issuance account: the borrower in the lender to set up the following account as a loan to issue accounts, loans issued and payment should be handled through this account.

Bank: Jiangxi Wanan Rural Commercial Bank Co., Ltd. Sales Department

Name: Jiangxi Fuzhiyuan Biological Technology Co., Ltd.

Account number: 179257650000052946

2, The loan funds should be paid in the following manner

(1) the borrower in the contract under the single payment amount of more than __________ million yuan of loan funds to pay, should be used by the lender to pay the way.

The lender’s entrusted payment refers to the lender’s withdrawal notice and payment commission, and the loan funds are paid to the borrower’s counterparty that meets the agreed purpose of this contract.

The borrower is entrusted to pay, the borrower in the withdrawal notice should be a clear payment commission (including the recipient’s account name, counterparty account, payment amount) and other necessary payment information, and to the lender to submit the audit Need to use the business contract and other proof of material, fine lender review agreed, the loan funds through the borrower account to pay to the borrower counterparty. The borrower to provide the payment of information and related transaction information is not true, inaccurate, incomplete lead to the lender’s entrusted payment obligations failed to complete in time, the lender does not assume any responsibility, the borrower has been produced under this contract also Obligations are not affected. The lender pays the account to the counterparty’s account based on the borrower’s request for payment from the borrower’s withdrawal notice.

If the borrower has found that the borrower’s use of the business contract and other proof of use does not conform to the contract or the existence of other defects, the right to require the borrower to supplement, replace, explain or re - submit the relevant materials, the borrower to submit the lender Of the business contract and other proof materials, the lender has the right to refuse the payment and payment of the relevant payment.

If the borrower fails to pay in time for the borrower to pay the loan funds to its counterparties, the lender does not assume any responsibility, the borrower in the contract has been under the repayment obligations not affected. The borrower shall resubmit the proof of the use of the business contract and other documents required for the application for the transaction, and the borrower shall pay the borrower’s account to the borrower’s counterparty after the consent of the lender’s contract.

This contract takes the entrusted payment method to the borrower to specify the transaction object to carry out all the necessary procedures for payment of the loan, borne by the borrower. The borrower shall pay the above fee to the lender at the time of handling the entrusted payment for each loan, borne by the borrower. The borrower shall pay the lender to the lender at the time of handling the entrusted payment for each loan.

The borrower shall not violate the aforesaid agreement and shall waive the lender’s entrusted payment in a zero way.

(2) Unless otherwise agreed by the borrower, the other loan funds shall be paid in the form of the borrower’s own payment, that is, the lender shall apply the loan fund to the borrower according to the borrower’s withdrawal Person account, by the borrower to pay to the contract in accordance with the agreed use of the lender counterparty.

Article 9 repayment

1. The two sides have agreed otherwise, the borrower must be the following paragraph of the repayment plan to return the loan under this contract;

(1) Repayment of all borrowings under this contract on the expiry of the term of the loan.

(2) To repay the loan under this contract according to the following repayment plan.

Repayment time	Repayment amount
1,
2,
3,
4,
5,
6,
7,
8,
9,
Total

(3) Other repayment plan:

If the borrower is required to change the repayment plan, the borrower shall submit a written application to the lender before the corresponding bank term of office, and the change of the repayment plan shall be confirmed by both parties in writing.

2. The borrower in advance repayment should be several bank working days in advance of the consent of the lender, the lender agreed with the borrower in advance repayment, in addition to the contract agreed interest rate and the actual use of borrowing interest, the borrower also pay the amount of the repayment amount to the lender to pay compensation.

3. If the borrower under this contract needs to be extended, the borrower shall submit a written application to the lender before the bank days prior to the expiration of the loan. The borrower agrees that the agreement shall be signed by the two parties. The borrower shall not apply for the lender Approved, the borrower is still in accordance with the contract period of repayment period in full repayment.

4. In addition to the agreement between the two parties, the borrower has the right to decide the order to repay the principal or repay the interest in the case of the borrower’s default on the principal and interest of the borrower; if the contract exists under the terms of the installment The borrower has the right to decide the order of the repayment of a borrower; the borrower and the lender there are a number of loans have been due between the contract, the lender has the right to decide the borrower every Pen payment to fulfill the contract order.

5. The borrower shall repay the principal, interest and other payables in full and on time in accordance with this contract. The borrower shall deposit in full the interest payable, principal and other payables in the following repayment account opened at the lender at least several bank days prior to the repayment date and at each settlement date, The lender has the right to take the initiative on the date of repayment or the date of settlement, or require the borrower to cooperate with the relevant procedures. If the amount in the repayment account is insufficient to cover the full maturity of the borrower, the lender has the right to determine the order of repayment.

Borrower Repayment Account:

Bank: _________________________________________________________________

Account Name: __________________________________________________________

Account number: _________________________________________________________

6. The lender has the right to withdraw from the borrower funds in advance to recover the loan.

Article 10 Guarantees

1. The loan under the contract for the guarantee (credit / guarantee) loans, the guarantee for the guarantee (guarantee / mortgage / pledge), the guarantee contract was signed.

2. If the borrower or guarantor of the lender that may affect their ability to perform the event, the goods security contract changed to invalid, was canceled or canceled, or the borrower or guarantor of the financial situation deteriorated involving major litigation or arbitration cases, or Other factors may affect their ability to perform, or if the guarantor is in breach of contract or other contract between the lender and the lender, or if the collateral is to be devalued, destroyed, lost, seized, resulting in the diminished or lost value of the guarantee Have the right to request, and the borrower is obliged to supplement the provision of new guarantees, supplement or replacement of the guarantor to ensure the debt under this contract.

Article 11 Insurance (This is a selective clause, which for which: 1, use; 2, do not use)

The borrower shall insure the insurance company during the period of production and operation, collateral, personal and other important property in the insurance company agreed by the lender, and the insurance premium and the white line shall meet the requirements of the lender. Borrowers should be insured _______________________, the premium is borne by the borrower.

The Borrower shall deliver the original of the Policy to the Lender within days of the entry into force of this Contract. The borrower shall not suspend the insurance for any reason before the loan principal, interest and expenses are paid under this contract. If the borrower interrupts the insurance, the lender has the right to renew or be insured and the borrower is responsible. The borrower is liable for the instantaneous liability of the lender due to the interruption of the insurance.

The borrower shall notify the lender in writing within 3 days from the date when it is known that the goods should be known that the goods should be notified in writing and that the claimant will be claimed in a timely manner in accordance with the relevant provisions of the insurance policy. In the absence of timely notice or timely claim or failure to fulfill the obligations under the insurance policy the loss to the lender is borne by the borrower.

Unless otherwise agreed, the insurance indemnity shall first be used to repay the principal and interest of the loan and other expenses payable.

Article 12 Declarations and Commitments

1. The borrower statement as follows:

(1) The borrower shall be registered and legally viable by the administrative department for industry and commerce or the competent authority in accordance with the law, and shall have the full civil rights and capacity required for the signing and performance of this contract.

(2) The signing and performance of this contract is based on the true meaning of the borrower and has been legally and effectively authorized in accordance with the requirements of other internal management documents and does not violate any agreement, contract and other legal documents binding on the borrower; The person has or will be required to obtain all the relevant approvals, permits, filing or registration required for the execution and performance of this contract.

(3) The principle of trustworthiness and trustworthiness, all documents, financial statements, vouchers and other information provided to the lender under this contract are true, complete, accurate and effective, and there are no false records, material omissions or misleading statements. The financial statements provided to the lenders and the preparation of the PRC Accounting Standards and the true, fair and complete response to the borrower’s operating conditions and liabilities.

(4) The borrower’s application to the lender’s business is true and legal, and is not used for money laundering and other illegal purposes. The purpose of borrowing and repayment is clear and legal.

(5) The borrower has good credit status and no significant bad record, and the borrower has not concealed from the lender the event that may affect the financial condition and performance of the guarantor. Did not disclose to the lender the litigation, arbitration or claim incident.

(6) Other debts payable are repayable on a regular basis and no malicious acts default on bank loans.

(7) Other matters declared by the borrower: ___________________________

2. The borrower promised as follows:

(1) The borrowings are not used for investment in fixed assets and equity, and are not infiltrated into the securities market, the futures market and other uses prohibited or restricted by the relevant laws and regulations in accordance with the terms and uses agreed upon in this contract.(Including but not limited to annual reports, quarterly reports and monthly statements) and other relevant information to the lender on a regular basis or in a timely manner at the request of the lender; the borrower shall ensure that it continues to meet the following financial requirements:__________________________

(3) According to the contract agreed to extract, pay and use of borrowing.

(4) If the Borrower has or will enter into a counter-guarantee agreement or similar agreement with respect to its warranty obligations with the Guarantor of the Contract, the Agreement shall not prejudice any of the rights of the Lender under this Contract.

(5) Accept the credit check and supervision of the lender and give sufficient help and cooperation; the borrower agrees and authorizes the lender to open the loan to the lender before the contract is valid until the principal and interest of the loan under the contract and the relevant fee is settled (Including but not limited to the construction and operation of the borrower’s project) to carry out inspection and analysis of its income cash flow for dynamic monitoring; the borrower should accept and actively cooperate with the lender to account, Certificate inspection, on-site investigation, including the use of funds, including the use of inspection and supervision, in accordance with the requirements of the lender to regularly summarize the statements of loan funds to pay, use, the specific summary report time:____________________________

(6) When a matter of merger, division, reduction, equity transfer, foreign investment, substantial increase in debt financing, significant assets and claims transfer, and other matters that may adversely affect the solvency of the borrower, the written consent of the lender.

The dealer shall notify the agent within a few days from the date on which the borrower wishes to know or should be aware of the following circumstances:

A, the borrower or the guarantor company charter, business scope, registered capital, the legal representative of the change;

B, any form of joint venture, with foreign joint ventures, cooperation, contract management, restructuring, restructuring, plans to market and other changes in the mode of operation;

C, involving major litigation or arbitration cases, or financial, collateral is seized, seized or supervised, or set up a new significant liability on the mortgage;

D, closed, dissolved, liquidation, suspension of business, was revoked, was revoked business license, (was) filed for bankruptcy;

E, shareholders, directors and current senior management personnel involved in major cases or economic disputes, or legal representative / person in charge, the current senior management staff deterioration of health, human qualification does not match the incompetence of their work important matters;

F, the borrower under other contracts occurred in the event of default;

G, the emergence of operational difficulties and deterioration of property situation;

The borrower warns the lender in writing not later than one month before the occurrence of the aforesaid incident, and immediately repays all of the lender, due to the change, restructuring, contracting or approval by the competent department, debt. With the consent of the lender, the borrower may transfer the debt to the receiving unit or the new unit (in the course of the debt transfer, the borrower shall present to the lender and send the document or the relevant documents of the department or the contractor) The unit of the debt must renew the loan contract with the lender, and the lender has the right to recover the debt from the borrower or the borrower’s receiver at any time before the contract is signed.

(7) The borrower’s order of repayment to the lender is limited to the borrower’s borrowings and is no less favorable than the borrower’s similar debt to other creditors. The borrower shall not return the amount owed to the borrower’s shareholders until the balance of the principal and interest of the loan and the related expenses are settled after the commencement of this contract.

(8) The borrower to distribute dividends to shareholders, dividends agreed: _____________________

(According to the actual needs of the business one)

A, the net profit after tax in the relevant fiscal year is zero or negative, or the after-tax profit is not sufficient to cover the accumulated loss in the previous fiscal year, or the bedtime profit is not used to settle the borrower’s remuneration at the end of the year Gold, interest and expense or pre-tax is not sufficient to liquidate the next principal, interest and expense is that the borrower does not distribute dividends or dividends to shareholders in any form.

B, from the principal and interest into the contract to the principal and interest under the contract and the relevant costs before the settlement is completed, the borrower is not easy to distribute dividends to shareholders, dividends.

C, The dividend bonus shall not be exceeded by the borrower until the borrower’s profit after tax shall not exceed the profit of the borrower’s profit before the liquidation of the principal-denominated contract to the principal and interest of the loan under the contract and the related expenses.

D, the net profit after tax in the relevant fiscal year is zero or negative, or the after-tax profit is insufficient to cover the accumulated loss in the previous fiscal year, or the pre-tax profit is not used to settle the principal amount payable by the borrower in the fiscal year, Interest and expenses or pre-tax profits are not sufficient to cover the next principal, interest and expense, the borrower does not distribute dividends or dividends to shareholders in any form. And the dividends and dividends distributed to the shareholders when the dividends and dividends are distributed to the shareholders in accordance with the provisions of this paragraph shall not exceed the borrower’s ______% of the after-tax.

(9) The borrower does not dispose of its own assets in a manner that reduces its solvency and promises that the total amount of its external guarantees is not several times its own net assets and that the sum of the external guarantees and the amount of the individual guarantees does not exceed the amount of the articles The borrower agrees not to use the assets in the form of borrowings under this contract to provide guarantees to third parties or to provide loans to borrowers in other financial institutions.

(10) Loan conditions for loans under this contract, the terms of the loan provided by the borrower to the lender, the loan interest rate pricing, the order of repayment, etc., is lower than what is present or future to any other financial institution.

(11) Bear the costs incurred by the contract and the performance of the contract, and the lender to achieve the contract under the debt and the amount of fees payable, including but not limited to litigation or arbitration fees, property preservation fees, lawyers’ fees, Evaluation fees, auction fees, publicity fees.

(12)Account management

A, the borrower re-lenders designated to open a repayment account (the ninth scheduled account) for the special funds to return account for the collection of corresponding sales revenue or planned repayment funds. If the corresponding sales income is settled in cash, the borrower shall ensure that the funds are withdrawn in time after receiving the payment.

B, the lender has the right to supervise the capital return account, including but not limited to the account of the funds and expenditure to understand and monitor the situation, the borrower should cooperate. If the lender requests, the borrower should sign a special account supervision agreement with the lender.

(I3) other matters that the borrower undertakes: _____________________

Article 13 Disclosure of the internal relationship between the borrower and the borrower

[  ] 1, the borrower does not belong to the lender based on “commercial bank group customer credit business risk management guidelines” (referred to as “guidelines”) to determine the group of customers.

[  ] 2, the borrower belongs to the lender based on the “guidelines” to determine the group of customers. The borrower shall promptly report to the lender the relevant connected transaction.

[  ] 3, the borrower and related parties major mergers, acquisitions, reorganization and other matters, obviously or may affect the lender loan security situation.

Article 14 Default Events and Disposal

1. One of the following and the composition or deemed to be a breach of contract by the borrower:

(1) The borrower fails to perform the payment and settlement obligation to the lender in accordance with the contract;

(2) The borrower fails to use the loan funds or fails to use the funds obtained for the purposes agreed in this contract in accordance with the agreed terms of this contract; or the borrower fails to pay the withdrawal procedures on time according to the withdrawal plan, and the change of the withdrawal plan is not approved by the lender; Or the borrower in violation of the provisions of this contract, has zero way to avoid lenders entrusted to pay;

(3) The borrower has made a false statement in this contract or has breached its commitment in this contract;

(4) In the case of Article 11 (2) (2) of this Contract, the Lender considers that it may affect the property status and performance of the Borrower or the Guarantor, and the Borrower does not provide a new guarantee in accordance with the contract , Change the guarantor;

(5) The borrower has incurred a breach of contract under the other contract of the lender; the breach occurred under the credit contract between the borrower and the other amount institution;

(6) The guarantor violates the contract of the security contract or has committed a breach of contract with the other contractor;

(7) The borrower terminates its business or has dissolved, withdrawn or bankruptcy;

(8) The borrower is involved or may be involved in major economic disputes, litigation, arbitration, or its assets being seized, seized or enforced. Or by the judicial organs or taxation, industry and commerce and other administrative organs to investigate and punish the case according to law or have to take the punishment measures, has or may affect its obligations under this contract;

(9) The main investor of the borrower, the abnormal change of the key management personnel, the disappearance or investigation by the judicial organ or the restriction of personal freedom, has or may affect the performance of his obligations under this contract;

(10) The borrower’s credit situation is reduced, or the borrower’s profitability, solvency and cash flow and other financial indicators deteriorate, break through the contract agreement or other financial constraints;

(11) The borrower uses the false contract between the borrower and the related party, the amount of the transaction without the actual transaction background to take the lender’s money or credit, the major party mergers, acquisitions, reorganization or so obvious or may affect the bag lender loan security, or Through the associated transaction intentionally fled the loan creditor ‘s rights;

(12) The borrower has or may have affected its obligations under this contract in violation of the relevant laws and regulations, regulatory requirements or industry standards for food safety, safety production, environmental protection and other relevant laws and regulations;

(13) If the borrowings under this contract are issued by credit, the credit rating of the borrower, the profit level, the asset-liability ratio, the net cash flow of the operating activities and other indicators do not meet the conditions of the credit of the lender; or the borrower Agree to, with its effective operating assets to others to set the arrival or pledge guarantee or external guarantee, has or may affect its obligations under this contract to fulfill;

(14) Other circumstances that may cause the lender to be adversely affected by the realization of the creditor’s rights under this contract.

2. The existence of the provisions of the preceding paragraph of the breach of contract, the lender has the right to, as appropriate, respectively, or at the same time to take the following measures;

(1) Requires the borrower, the guarantor to correct their defaults within a time limit.

(2) All, part of the reduction, suspension or termination of the lender’s credit line.

(3) All, partially discontinued or terminated accepting the business application of the borrower under the other contract between the borrower and the lender; for all outstanding loans, all, partial suspension or termination of payment, payment and handling The

(4) The borrower fails to withdraw the payment process on time according to the withdrawal plan. If the change plan is not approved by the lender, the number of liquidated damages will be paid to the lender in accordance with the number of liquidated damages and the number of days of default.

(5) The loan principal and interest and other payables that have not been repaid under this contract, the borrower and other contract between the borrower and the lender shall immediately expire in whole or in part.

(6) To negotiate with the borrower to supplement the loan payment and payment conditions, or the lender has the right to change the loan terms and conditions of payment according to the credit status of the borrower, such as reducing the amount of the entrusted payment starting point, or the lender has the right to request to return the loan Wait.

(7) Termination or termination of this contract, all, partial termination or cancellation of other contracts between the borrower and the lender.

(8) Requires the borrower to compensate for the breach of contract caused by the loss to the lender.

(9) Only in advance or after the notice, the borrower in the lender to open the account of the amount of money deducted to pay the borrower in this contract to the lender to all or part of the debt. Undue payments in the account are deemed to be due in advance.

(10) Exercise the security interests; require the guarantor to assume the guarantee responsibility.

(11) The borrower has the right to repay the loan principal, interest (including penalty interest and compound interest) or other payables on time, and the lender has the right to make a public announcement through the media or other forms.

(12) Other measures deemed necessary and possible by the lender.

3. The lender did not provide loans to the lender in accordance with this contract, should be based on liquidated damages and the number of days of breach of contract, the number of days to pay the borrower.

Article 15 Rights Reservation

If the party does not form part or all of the rights under this contract, or does not require the other party to perform, bear part or all of the obligations, the responsibility does not constitute the two sides to give up the right or the obligation, the responsibility of the exemption.

The right of any party to the other party to tolerate, extend or delay the exercise of the rights under this contract shall not affect its rights under this contract and laws and regulations and shall not be deemed to be the right Contracts and laws and regulations, nor is it deemed to be a waiver of that right.

Article 16 Confidentiality

Article 17 The parties shall ensure the confidentiality of the trade secrets (technical information, business information and other trade secrets) obtained by the other party and which can not be obtained from the open channels. The other party shall not divulge all or part of the trade secret to any third party without the consent of the original provider of the trade secret. Except as otherwise provided by laws or regulations or where there is agreement between the parties.

If a party violates the above-mentioned obligation of confidentiality, it shall bear the corresponding liability for breach of contract and compensate for the resulting loss.

Article 18 Force Majeure

The force majeure referred to in this contract refers to objective events that can not be predicted, can not be overcome, can not be avoided and have a significant impact on one party, including but not limited to natural disasters such as floods, earthquakes, fires and storms, and social events such as war, The

In the event that the contract can not be performed due to the occurrence of the force majeure event, the party in case of force majeure shall immediately inform the other party of the accident in writing and shall provide written information in detail within a few days and the written information that the contract can not be fulfilled or which needs to be deferred. Negotiate the termination of the contract or temporarily delay the performance of the contract.

Article 19 Changes and Restrictions

This contract may be changed or modified in writing by both parties, and any changes or modifications constitute an integral part of this contract.

Except as otherwise provided by laws and regulations or otherwise agreed by the parties, this contract shall not be terminated until all rights and obligations under its obligations have been fulfilled.

The invalidity of any provision of this contract shall not affect the legal effect of other provisions unless otherwise provided by laws or regulations or otherwise agreed by the parties.

Article 20 Applicable laws and disputes shall be settled

This contract is governed by the laws of the People’s Republic of China.

Any dispute arising from the conclusion or performance of this contract or the contract shall be settled by negotiation. In case of no negotiation, either party may take the following way to solve the problem.

1, The President’s committee shall be submitted to the President’s committee for arbitration in accordance with the effective arbitration rules of the committee when applying for arbitration.

2, The people’s court which has jurisdiction over the place of the lender shall be prosecuted.

If the dispute does not affect the performance of other provisions of this contract during the dispute, the other provisions shall continue to be performed.

Article 21 Notice

1. All notices under this contract shall be issued in writing, and in case of emergency, the notice shall be made in the form of oral and telephone, and then written notice shall be issued. Unless otherwise agreed, the parties shall establish the domicile for communication and contact address. Any change of communication address or other contact information shall be communicated in writing to the other party.

2. Any party in this contract refuses to sign or receive any other circumstances that cannot be served, and the notice may be served by means of justice, certificate or notice.

Article 22 attachment

The following additional annexes and other annexes confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.

Attachment 1:

Attachment 2:

Attachment 3:

Attachment 4:

Annex 5:

Article 23 other provisions

1, Without the written consent of the lender, the borrower shall not transfer any rights and obligations hereunder to a third party.

2, Without prejudice to the other provisions of this contract, the contract shall be legally binding on both parties and their respective successors and recipients according to law.

3, The transaction under this contract shall be conducted on the basis of respective independent interests. If relevant laws, regulations and regulatory requirements are under way, all parties involved in the transaction constitute a related party or associate of the lender, and all parties shall not seek to use such association to influence the fairness of the transaction.

4, The title box business name of this contract shall be used for convenience only, and shall not be used to explain the content of the clause and the rights and obligations of the parties concerned.

5, the lender shall have the right to according to the relevant laws and regulations, regulations on other information related to this contract and the borrower to provide relevant information to the people’s bank of China credit reporting systems and other information database established in accordance with the law, for organizations or individuals with appropriate qualifications query and use in accordance with the law. The lender also has the right to enter into and perform the contract for the purposes of this contract, and to check the relevant information of the borrower through the credit information system of the people’s bank of China and other credit information databases established according to law.

Other matters agreed upon by the parties: _________________________________

Article 23 the contract shall come into force

The contract shall come into force upon the signature and seal of the legal representative of both parties.

This contract is in duplicate, with each party holding one copy, each of which is equally authentic.

Signature or seal of the parties; the parties to the loan shall have full consultation on all the terms and conditions of this contract. The lender has drawn the full and accurate understanding of the terms and conditions of the rights and obligations of the parties concerned, and the borrower has requested an explanation and explanation of the relevant provisions. The borrower has carefully read and fully understood all the terms and conditions of the contract. The borrower and the borrower have fully understood the terms of the contract and have no objection to the contents of the contract.

Borrower: Jiangxi Fuzhiyuan Biological Technology Co., Ltd.

Legal representative or authorized agent (seal): qiu peng

March 30, 2017

Lender (official seal):_________________________________

Legal representative or authorized agent (seal):

March 30, 2017

Location: